SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported) December 4, 2003


                                 FUELNATION INC.

         Florida                     1-12350                   65-0827283
    -------------------        --------------------     -----------------------
(State or Other Jurisdiction    (Commission File             (IRS Employer
    Of Incorporation)                Number)              Identification Number)

                              4121 SW 47th Avenue,
                                  Suite 1301
                                Davie, FL 33314

Registrant's telephone number, including area code: 954-587-3775
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Item 5. Other Events

        In December 2003 FuelNation entered into a Fuel Supply Agreement with ALKHALIFA PETROLEUM CORP., a Florida for Profit Corporation, 100% owned and controlled by FuelNation's director Sheikh Isa Mohammed Isa Al-Khalifa. The company has entered into this relationship with ALKHALIFA PETROLEUM CORP., to allow Sheikh Isa Mohammed Isa Al-Khalifa to use his Petroleum relationships and Contacts to negotiate the most favorable terms on fuel supply and provide the company the necessary credit in order to receive the supplies of fuel to implement our business plan and maintain a competitive pricing on fuel. In addition to the Fuel Supply Contract, Al-Khalifa Petroleum Corp., owned and controlled by our director, Sheikh Isa Mohammed Isa Al-Khalifa has purchased 8,000 Series A preferred shares of stock for $8,000,000 and applied the funds as a security deposit to purchase fuel.

        In December 2003, The Company modified and restated its articles of incorporation with the State of Florida, pursuant to the authority contained in the Company's Articles of Incorporation (the "Articles of Incorporation"), and in accordance with the provisions of Section 607.0602(4) of the Florida Business Corporation Act (the "Act") and the unanimous written consent of the Board of Directors of the Company dated November 5, 2003 pursuant to Section 607.0821 of the Act adopting the resolutions providing for the creation of a series of preferred stock to be designated as "Series A Convertible Preferred Stock," which resolutions are effective without the approval of the Company's shareholders pursuant to Section 607.0602(4) of the Act, and to otherwise restate the Articles of Incorporation pursuant to Section 607.1007, the Company's Articles of Incorporation have been amended to create such preferred stock having the preferences, limitations and relative rights.

         We granted an exclusive marketing and advertising rights to Supplier (exclusive to petroleum and related advertising products or vendors), The exclusive marketing and advertising right will be granted at each location that Supplier supplies petroleum products and that Marketing and Advertising rights are available, (i.e. Billboards, canopies, banners, road signs, roof tops, buildings, walls, pumps, marquee boards, trucks, cars, radio,

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television, etc.)Supplier agrees to issue a marketing and advertising allowance credit to Seller in the amount of one and one-half (1 1/2) cents per gallon on all purchases of petroleum products monthly. This exclusive marketing and advertising rights allowance will be paid monthly to Seller, or may be applied against outstanding invoices, at Suppliers sole discretion.

        The Company granted the exclusive marketing and advertising rights on the entire Travel Center site to be built in Davie, Florida. In addition to the marketing and advertising allowance credit to Seller in the amount of one and one-half (1 1/2) cents per gallon on all purchases of petroleum products monthly Supplier hereby agrees to pay Seller an additional fixed payment of $200,000 per month for a total of $2,400,000 annually for a period of 10 years. The total advertising budget for 10 years will be $24,000,000. The advertising dollars will be used to market and advertise brand awareness and related products. The Travel Center rights will not be restricted to petroleum and vendor advertising only; these rights will be granted to allow Supplier to sub-lease space to third party advertisers that do not compete with Seller or the location. This lease will commence January 2004 through January 2014.

        In December we restated our By-Laws and attached them hereto.

See Exhibits

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

         (c) Exhibits.

         Exhibit    Description

           3.1      Amended and Restated Articles of Incorporation of
                    Fuelnation Inc.

           3.2      Bylaws of Fuelnation Inc.

           10.17    Purchase and Supply Agreement

           20.1 Fuelnation Inc. Subscription Agreement for Shares of Preferred Stock

           20.2 Summary of Terms for Proposed Private Placement of Series A Convertible Preferred Stock


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                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 29, 2003                    FUELNATION INC.

                                           By: /s/ William C. Schlecht
                                           --------------------------
                                           William C. Schlecht, Secretary